Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-268257 on Form S-3 and Registration Statement Nos. 333-260620, 333-263352, 333-268258, 333-270173, and 333-277200 on Form S-8 of our report dated February 18, 2025, relating to the financial statements of Arteris, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 18, 2025